AMENDMENT NO. 2 TO
                           RIGHTS AGREEMENT


               Amendment No. 2 dated as of November 17, 1994, to the Rights Agreement (the "Second Amendment"), dated as of January 26, 1988, as amended (the "Rights Agreement"), between United States Trust Corporation, a New York corporation (the "Company"), and First Chicago Trust Company of New York (the "Rights Agent").


                          W I T N E S S E T H

               WHEREAS, in accordance with the terms of the Rights Agreement, the Company deems it desirable to make certain amendments to the Rights Agreement;

               WHEREAS, Section 27 of the Rights Agreement provides that prior to the Distribution Date (as defined therein) and subject to the terms of such section, the Company and Rights Agent shall, if the Company so directs, amend or supplement any provision of the Rights Agreement as the Company may deem necessary or desirable without the approval of holders of the Company's common stock, par value $1.00 per share (the "Common Stock");

               WHEREAS, the Company intends to enter into an Agreement and Plan of Merger (the "Merger Agreement") with The Chase Manhattan Corporation ("CMC") pursuant to which, following the distribution on a pro rata basis to the Company's stockholders of all the shares of New Holdings, a wholly owned subsidiary of the Company (the "New Holdings Distribution"), the Company will be merged with and into CMC with CMC remaining as the surviving corporation (the "Merger"); and

               WHEREAS, prior to effecting the New Holdings
     Distribution and entering into the Merger Agreement, the Company desires to amend certain provisions of the Rights
     Agreement;

               NOW, THEREFORE, in consideration of the premises and the mutual agreements herein set forth, the parties hereby agree that the Rights Agreement is hereby amended as follows:

               SECTION 1.  Terms.  Capitalized terms used and not
     otherwise defined herein shall have the meanings assigned to such terms in the Rights Agreement.

               SECTION 2.  Amendment.  Section 1(a) of the Rights
     Agreement is amended by adding at the end of Section 1(a) a new paragraph which provides as follows:

                    Notwithstanding anything in this Agreement to
               the contrary, neither The Chase Manhattan
               Corporation (the "CMC"), nor any of its Affiliates or Associates shall be deemed to be an "Acquiring Person", and no Share Acquisition Date, Distribution Date, Affiliate Merger or Triggering Event shall occur, as a result of (i) the distribution on a pro rata basis to the Company's stockholders of all the shares of New Holdings, a wholly owned subsidiary of the Company (the "New Holdings Distribution") (ii) the execution and delivery of the Agreement and Plan of Merger, dated as of November 18, 1994, by and among CMC and the Company (the "Merger Agreement");
               (iii) any action taken by CMC or any of its Affiliates or Associates in accordance with the provisions of the Merger Agreement; or (iv) the consummation of the Merger (as such term is defined in the Merger Agreement) in accordance with the provisions of the Merger Agreement; provided, however, that nothing contained in the foregoing shall prevent CMC or any of its Affiliates or Associates from becoming an "Acquiring Person", or a Share Acquisition Date, Distribution Date, Affiliate Merger or Triggering Event from occurring as a result of any action taken by CMC or any of its Affiliates or Associates which is not in accordance with the Merger Agreement.


               IN WITNESS WHEREOF, the parties hereto have caused this Amendment No. 2 to the Rights Agreement to be duly executed and their respective corporate seals to be hereunto affixed and attested, all as of the day and year first above written.


                                   U.S. TRUST CORPORATION,


                                     by  /s/ Frederick S. Wonham
                                       --------------------------
                                       Name: Frederick S. Wonham
                                       Title: Vice Chairman

     Attest:

       by /s/ Carol A. Strickland
          -------------------------
          Name: Carol A. Strickland
          Title: Secretary


                                   FIRST CHICAGO TRUST COMPANY OF
                                   NEW YORK,

                                     by /s/  Ralph Persico
                                       -------------------------
                                       Name:  Ralph Persico
                                       Title: Customer Service
                                              Officer

     Attest:

       by /s/  Albert Diorio
          ---------------------
          Name:  Albert Diorio
          Title: Assistant Vice
                 President